UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 8, 2016

BREEDIT CORP.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 22, 2015, BreedIT Corp. (the "Registrant") entered into preliminary agreement with Novomic Ltd, an Israeli company, with its principal office at 23 Ha'melacha St., Rosh-Haayin, Israel ("Novomic"), attached as an exhibit to the Registrant's Form 8-K filed on November 30, 2015, which provided that the parties will: (i) use their best efforts to execute a definitive merger agreement ("Definitive Merger Agreement") by or before December 31, 2015; (ii) perform the closing of the Definitive Merger Agreement within 90 days from the execution of the Definitive Merger Agreement (the "Closing"); and (iii) enter into a loan agreement not later than 7 days following the signing of the Term Sheet for a bridge loan in the amount of $100,000, among other things.

On February 8, 2016, the Registrant, on the one hand, and Novomic together with YMY Industry Ltd ("YMY") and Microdel Ltd ("Microdel") (the latter two of which are hereinafter referred to as the "Novomic Founders"), on the other hand, entered into a definitive Merger Agreement, a copy of which is attached as Exhibit 10.10 hereto, pursuant to which Novomic shall be merged with and into the Registrant in consideration for a number of the Registrant's shares of common stock, par value $0.0001 (the "BRDT Shares") based upon a formula set forth in the Merger Agreement, as described more fully below. In addition, on February 8, 2016, the Registrant, Novomic and certain Novomic Shareholders, who shall own a majority of the outstanding BRDT Shares following the Closing of the Merger Agreement, entered into a Shareholders' Agreement, a copy of which it attached as Exhibit 10.11 hereto, pursuant to which the parties to the Shareholders' Agreement agreed to certain rights and obligations, as discussed more fully below.

The Merger Agreement

Pursuant to the Merger Agreement: (i) Novomic will become a wholly-owned Israeli subsidiary of the Registrant, which will change its name to Novomic Corp. or such other name as the parties may agree; (ii) the Registrant will implement a reverse split of the issued and outstanding BRDT Shares on a ratio to be agreed upon (the "Reverse Split"), which Reverse Split shall be implemented prior to the Closing of the Merger; (iii) the Novomic Shareholders will be issued a number of BRDT Shares set forth in the Merger Agreement upon the Closing; (iv) warrants shall be issued to certain advisors (the "Advisors' Warrants") exercisable to acquire a number of BRDT Shares having a value of US$1,500,000, at a price per BRDT Share reflecting a pre-money valuation of US$9,000,000 for a period of eighteen (18) months following the date that the SEC declares effective a planned registration statement for the benefit of the BRDT Shareholders prior to the date of the Merger Agreement (the "BRDT Shareholders' Registration Statement"), which Advisers' Warrants may be exercised by payment of the exercise price, or, at the Advisor's discretion, the exercise of a number of the Advisors' Warrants in an amount equal sum to US$100,000 shall be on a "cashless" basis; and (v) the Novomic Shareholders shall be issued warrants (the "Shareholders' Warrants") to acquire a number of BRDT Shares, all as detailed in the Merger Agreement. Reference is made to Exhibit 10.10 hereto for the specific terms and conditions of the Merger Agreement.

The Shareholders' Agreement

Pursuant to the Shareholders' Agreement, the Novomic Shareholders will be able to elect two designees to the Registrant's Board of Directors and the representatives of the Registrant as defined in the Merger Agreement (the "BRDT Representatives") will be able to elect one designee to the Registrant's Board of Directors. The Shareholders' Agreement further provides as follows: (i) certain Novomic Shareholders' loans will be repaid from the "net profit" but not to exceed 30% of the "net profit," as defined in the Shareholders' Agreement; (ii) the filing of the BRDT Shareholders' Registration Statement; and (iii) certain "demand" and "piggy-back" registration rights for the Novomic Shareholders following the effective date of the BRDT Shareholders' Registration Statement, among other provisions. Reference is made to Exhibit 10.11 for the specific terms and conditions of the Shareholders' Agreement.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.10	Merger Agreement between the Registrant and Novomic Ltd. dated February 8, 2016, filed herewith.
10.11	Shareholders Agreement between the Registrant, Novomic and Certain Novomic Shareholders dated February 8, 2016, filed herewith..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BreedIt Corp.

By:	/s/ Itschak Shrem
Name:	Itschak Shrem
Title:	Chief Executive Officer

Date: February 10, 2016